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      BUJARD
-----------------
FIDUCIAIRE GENEVE


                                                         March 3, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washingtin, D.C. 20549
Attn: Filing Desk




                            Re: SOCHRYS.COM, INC.
                            ---------------------

Dear Sir or Madam,

Please be advised that we have read the disclosure contained in the Form 8-K of Sochrys.com, Inc. Dated March 1, 2000 and we agree with the disclosure contained therein.



                                               Very truly yours,

                                               /s/ PIERRE BUJARD
                                               -----------------
                                                   Pierre Bujard








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